                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-c5
    (d)(2))
[ ] Definitive Information Statement

                           DYNAMIC INTERNATIONAL, LTD.
                  (Name of Registrant As Specified In Charter)

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
                           DYNAMIC INTERNATIONAL, LTD.
                                58 Second Avenue
                            Brooklyn, New York 11215


                              INFORMATION STATEMENT



         This Information Statement is furnished by the Board of Directors of Dynamic International, Ltd., a Nevada corporation (the "Company"), to inform the stockholders of the Company of the approval of certain corporate actions. This Information Statement and the accompanying materials will be mailed on or about _____________, 1997 to holders of record of Common Stock, par value $.001 ("Common Stock") of the Company as of the record date. The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on April 18, 1997. On that date, the Company had outstanding and entitled to vote 15,993,990 shares of Common Stock. Specifically, this Information Statement relates to the following corporate actions:

                  1. Stockholders' approval of an amendment to the Company's Certificate of Incorporation effectuating a one for five reverse stock split of the issued and outstanding shares of Common Stock.

                  2. Stockholders' approval of an amendment to the Company's Certificate of Incorporation authorizing the Company to issue 10,000,000 shares of Preferred Stock.

                  3. Stockholders' ratification of the appointment of Moore Stephens, P.C. as the Company's independent auditors for the fiscal year ending April 30, 1997.

                  During April 1997, holders of 14,880,000 shares of Common Stock (or 93% of the total entitled to vote on the matters set forth herein) consented in writing without a meeting to the matters set forth herein. As a result, the corporate actions were approved by the majority required by law and no further votes will be needed. Unless expressly stated otherwise, numbers of shares do not account for the contemplated reverse stock split described herein.


                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

                                   THE COMPANY

GENERAL

         Dynamic International, Ltd., a Nevada corporation ("DIL"), is engaged in the design, marketing and sale of a diverse line of hand exercise and light exercise equipment, including hand grips, running weights, jump ropes and aerobic steps and slides. It markets these products under the licensed trademarks SPALDING(R) and KATHY IRELAND(R) as well as under its own trademarked name SHAPE SHOP.(R) In addition, it designs and markets sports bags and luggage, which are marketed primarily under the licensed name JEEP(R) and under its own names PROTECH(R) and SPORTS GEAR(R). The Company's objective is to become a designer and marketer of goods that are associated with a free-spirited lifestyle and leisure time.

         The Company is the successor to Dynamic Classics, Ltd., a Delaware corporation, incorporated in 1986 ("DCL," together with DIL, the "Company"), which was the successor to a New York company incorporated in 1964. In August 1996, DCL merged with and into DIL, which had been newly formed for the purpose of this merger. The objective of the merger was to change the Company's state of incorporation from Delaware to Nevada.

PLAN OF REORGANIZATION

         In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. For the fiscal year ended April 30, 1995, sales of these products represented approximately 53% of the Company's gross sales. However, due to serious manufacturing defects and poor construction of the Company's products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial charge backs by its customers. Although, pursuant to a written agreement, the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, they breached this agreement soon thereafter. The Company suffered severe losses from its venture into this line of business and in August 1995 was forced to seek protection from its creditors under Chapter 11 of the Bankruptcy Code.

         In May 1996, the Bankruptcy Court approved a plan of reorganization pursuant to which creditors would receive partial satisfaction of their claims. MG Holdings Corp., which had purchased a promissory note from the Company's principal lender, received (without giving effect to the Reverse Stock Split) 14,880,000 shares of Common Stock in full satisfaction of the promissory note, representing approximately 93% of the issued and outstanding shares thereby gaining absolute control over the Company's affairs. See "Principal Stockholders" and "Certain Relationships and Related Transactions." In addition, as part of the plan of reorganization, the Company, then known under the name DCL, merged into DIL, a newly formed Nevada corporation, for the purpose of changing its state of incorporation. See "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

PRODUCTS

         Exercise Equipment

         The Company's line of exercise equipment consists primarily of handheld products, including dumbbells, ankle and wrist weights, hand grips, jumpropes, exercise suits, slimmer belts and strength training products. In addition, the Company markets light weight equipment such as aerobic steps and slides and exercise mats. The Company also carries a line of small electronic devices designed to monitor physical activity such as stopwatches, pedometers, pulse meters and calorie counters.

         Luggage

         The Company's line of luggage consists primarily of duffle bags, weekend bags, garment bags, suitcases, pilot cases and flight attendant wheeled cases. Some of the models are equipped with wheels and/or retractable handles.

         Other Products

         The Company intends to begin marketing an insulated bag incorporating a wrap-around gel pack or freeze pack with the ability to cool and preserve food and other products for an extended period of time. The Company, through a wholly owned subsidiary, obtained the exclusive rights to the patents underlying the technology as well as the trademarks FREEZY-BAG(TM) and FREEZYGEL(TM) under which the products are sold. See "Intellectual Property-License Agreements."

         The Company may from time to time manufacture and/or market additional products under its own names or under licensed names.

         Design and Development

         The Company usually designs its own exercise equipment and, with the assistance of outside consultants, creates its own molds and tooling. Such molds and tooling are used by the manufacturers to produce the equipment. The Company retains an ownership interest in the molds which are returned to it upon the termination of the Company's relationship with a particular manufacturer. The Company has been granted a number of design patents with respect to certain of its products. See "Intellectual Property." The Company employs a designer on a full-time basis for the design of its luggage products. During the most recent fiscal year the Company spent approximately $102,000 on design activities, including fees to designers and patent attorneys.

         Most of the Company's products are manufactured in the United States, Philippines, Korea and Taiwan, which in the most recent fiscal year accounted for approximately 28%, 26%, 17% and 12% of the Company's products, respectively. In addition, the Company's products are manufactured in the People's Republic of China, Hong Kong and Indonesia. Exercise equipment is usually shipped by the manufacturers to the Company within 45 days of the placement of an order. Orders for luggage and sports bags, which for the most part are produced in the Philippines and China, usually require a period of 90 to 120 days before they are shipped. The Company ordinarily has its products manufactured based on purchase orders and it has no long term relationships with any of its manufacturers. The Company believes that, if necessary, it will be able to obtain its products from firms located in other countries at little if any additional expense. As a consequence, the Company believes that an interruption in deliveries by a manufacturer located in a particular country will not have a material adverse impact on the business of the Company. Nevertheless, because of political instability in a number of the supply countries, occasional import quotas and other restrictions on trade or otherwise, there can be no assurance that the Company will at all times have access to a sufficient supply of merchandise.

SALES AND MARKETING

         The Company sells its products on a wholesale basis only. Most of its products are sold to catalog showrooms, drug chains, discount stores and sporting goods chains. For the fiscal year ended April 30, 1996 approximately 19%, 18% and 14% of the Company's revenues were derived from sales to Service Merchandise, K-Mart and Wal- Mart, respectively. No other customer accounted for more than ten percent of the Company's revenues. For the fiscal year ended April 30, 1996, sales of exercise equipment accounted for approximately 34% of the Company's revenues while 66% of the Company's revenues were derived from the sale of luggage.

         The Company sells its products primarily through independent sales agents on a commission-only basis. The Company currently engages approximately 23 sales agents either on an individual basis or through independent sales organizations. Although it has written agreements with a number of its agents, all of such agreements are terminable at will. The Company has no long term arrangements with any of its agents. The Company usually pays commissions ranging from 1% to 5% of the net sale price of its products.

         The Company currently anticipates that it may increasingly focus its attention on direct response marketing. The Company believes that its products are particularly well suited for so-called impulse buys. Therefore, it intends to develop plans to use infomercials to market its products. To date, no significant expenditures have been made in connection with this effort.

         In addition, the Company may commence the marketing of existing products to retailers for resale under their own private labels. The Company has already began deliveries to one retailer and has had preliminary talks with at least one additional retailer who has expressed an interest in an arrangement of this nature.

COMPETITION

         The Company's exercise products compete with products marketed and sold by a number of companies. The Company believes that its main competitors are Icon Health and Fitness, Inc. and Bollinger Industries. Both of these companies possess far greater financial and other resources, including sales forces, than the Company's. However, the Company believes that as a result of its ability to use the trademarked names SPALDING(TM) and KATHY IRELAND(TM) it will be able to retain its share of the market. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

         The Company's luggage products compete with products designed by a number of the largest companies in the industry, including Samsonite, Sky Way and American Tourister. The Company believes that because of its concentration on the upscale lifestyle and more specialized leisure market that are associated with the trademark JEEP(TM) the Company will be able to continue to grow its luggage business. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

INTELLECTUAL PROPERTY

         The Company owns a number of trademarks, including POCKETSPLUS, PROTECH TRAVEL SYSTEMS & DESIGN and EXER-SLIDE.

         License Agreements

         The Company sells a number of its products under licensed names. The Company has entered into licensee agreements which provide for the grant of licenses to the Company and the payment of royalties by the Company, as follows:

                  JEEP -- Under an agreement dated January 8, 1993, as amended by letter amendment dated January 8, 1996, between the Company and the Chrysler Corporation (as so amended, the "Jeep Agreement"), the Company was granted the exclusive license to use the names JEEP, WRANGLER and RENEGADE in connection with the manufacture, sale and distribution of luggage products. The current expiration date of the Jeep Agreement is December 31, 1998. The parties have informally agreed to start negotiations regarding the terms of an extension of the current agreement.

                  SPALDING -- Under an agreement between the Company and Spalding & Evenflo Companies Inc. dated April 1, 1994, the Company was granted the exclusive right to use the name SPALDING in connection with the sale and distribution of a number of products, including weight bars and large exercise machines. The current expiration date of the agreement is September 30, 1997. However, the Company is currently negotiating a renewal of the agreement.

                  KATHY IRELAND -- Under an agreement with Kathy Ireland, Inc., dated December 22, 1994, Ms. Ireland approves and endorses certain exercise equipment designed and manufactured by the Company. Under the agreement, the Company has the right to use her name in connection with the equipment and Ms. Ireland will make appearances to promote such equipment. In addition, the Company has the right to use her photograph and likeness in connection with the sale of the equipment. The agreement is currently scheduled to expire in June 1998 but is subject, at the Company's option, to renewal until June 2000.

                  FREEZY-BAG/FREEZYGEL -- Under an agreement dated in November 1, 1996, between New Century Marketing & Distributors, Inc. and a wholly-owned subsidiary of the Company, the Company obtained the exclusive rights to a patented technology as well as to the trademarked names FREEZY-BAG and FREEZYGEL. The technology has the ability to cool foods and other products and is used in the wrapping of such products. The agreement has a term of two years but is renewable, at the option of the Company, for additional one year periods.

MANAGEMENT AGREEMENT WITH ACHIM IMPORTING CO., INC.

         Pursuant to a Warehousing and Service Agreement dated as of September 1, 1996 (the "Warehousing Agreement") between the Company and Achim Importing Co., Inc. ("Achim"), Achim performs certain administrative services on behalf of the Company. Under the Warehousing Agreement, Achim assists, among other things, in the maintenance of financial and accounting books and records, in the preparation of monthly financial accounts receivable aging schedules and other reports and in the performance of credit checks on the Company's customers. Achim also provides warehousing services consisting of receiving, shipping and storing of the Company's merchandise. The Warehousing Agreement has a term of two years and is automatically renewable for additional one year periods unless written notice of termination is given at least six months prior to the commencement of a renewal period.

         In consideration for the services performed under the Warehousing Agreement, Achim receives an annual fee, payable monthly, calculated as a percentage of the Company's invoiced sales ranging from 4% of invoiced sales under $30 million to 3% for sales of $60 million or more. In addition, Achim receives a service fee in the amount of 1.5% of the Company's invoiced sales to customers and accounts located in the United States if payment is made by letter of credit and 1% if such customers and accounts are located outside the United States, irrespective of manner of payment. The Company also pays a monthly fee of 3% of the Company's invoiced sales in connection with the warehousing services performed by Achim under the Warehousing Agreement.

         Achim is controlled by Marton Grossman, the Company's Chairman and President. The Company believes that the terms of the Warehousing Agreement with Achim are at least as favorable as would have been obtained from an unaffiliated third party.

         In addition, pursuant to an unwritten understanding, Achim makes its lines of credit available to the Company which will enable it to finance the purchases of its inventory from its overseas suppliers. Also, from time to time, Achim will purchase the products directly from the manufacturer and resell them to the Company without markup. Achim charges the Company interest on the unpaid outstanding balance of the purchases. As of April 30, 1996, the Company owed an amount of $2,129,893 under this arrangement. As of February 28, 1997, this sum had increased to $2,423,714.

EMPLOYEES

         As of March 31, 1997 the Company employed 10 persons, of whom four were engaged in administrative and clerical activities, four were engaged in sales and two were involved in warehousing and shipping.

PROPERTIES

         The Company occupies a warehouse consisting of approximately 54,400 square feet, of which 4,500 square feet are dedicated to office space, located at 58 Second Avenue, Brooklyn, New York. The property is owned by Sym Holding which is owned by Isaac Grossman and one of his siblings. Mr. Grossman is the Company's Vice Chairman, Treasurer and Secretary. The property is leased to Achim which makes the property available to the Company on an at will basis. Other than the service fees paid by the Company under the Warehousing Agreement, the Company pays no rent for the property. See "Certain Relationships and Related Transactions" and "Management Agreement with Achim Importing Co., Inc."

LEGAL PROCEEDINGS

         On August 23, 1995, the Company filed a petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Court"). On May 23, 1996, the Court entered an Order confirming the Company's plan of reorganization. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

CHANGE IN ACCOUNTANTS

         On June 26, 1996, the Company dismissed Hoberman, Miller & Co., P.C. as its independent accountants ("Hoberman"). This action had been approved by the Company's Board of Directors. During the past two years Hoberman did not issue a report on the Company's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of their engagement from June 30, 1973 until June 26, 1996, there were no disagreements between the Company and Hoberman on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Hoberman, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been, or will be, prepared for the Company.

         On July 11, 1996 the Board of Directors of the Company appointed Moore Stephens, P.C. as its independent accountants, subject to ratification by the Company's shareholders.

                     AMENDMENTS TO ARTICLES OF INCORPORATION

         The Board of Directors of the Company and the holders of a majority of the shares entitled to vote thereon have adopted by written consent in lieu of a meeting a proposal declaring advisable amendments to the Articles of Incorporation of the Company to (i) effect a one for five reverse stock split of the Company's currently issued and outstanding Common Stock (the "Reverse Stock Split") and (ii) authorize the Company to issue 10,000,000 shares of Preferred Stock. As of the date hereof, there are issued and outstanding 15,993,990 shares of Common Stock. The Amendments will become effective upon the filing of a certificate of amendment to the Company's certificate of incorporation with the Nevada Secretary of State. It is anticipated that the filing will take place on or about ___________, 1997.

REVERSE STOCK SPLIT

         The Board of Directors of the Company and a majority of the Common Stock entitled to vote thereon have approved a one for five reverse stock split (the "Reverse Stock Split"). Adoption of the Reverse Stock Split will reduce the presently issued and outstanding shares of Common Stock from 15,993,990 to approximately 3,198,798 (as a result of rounding, the actual number may be slightly higher). The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed Reverse Stock Split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. It may also facilitate the Company's plan to undertake a registered public offering of its securities. However, the increase in the per share price of the Common Stock as a consequence of the proposed Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed Reverse Stock Split. Nevertheless, the proposed Reverse Stock Split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed Reverse Stock Split will be maintained for any period of time.

         No fractional shares will be issued. All fractional interests resulting from the Reverse Stock Split will be increased to the next higher whole number of shares. The Company believes that the approximate total number of beneficial holders of the Common Stock of the Company is in excess of 600. After the Reverse Stock Split the Company estimates that it will continue to have approximately the same number of stockholders.

         The number of issued shares after the Reverse Stock Split is approximate. Except for changes resulting from the Reverse Stock Split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed Reverse Stock Split.

         The Reverse Stock Split will also affect the number of shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of outstanding warrants.

         There can be no assurance that the market price of the Common Stock after the proposed Reverse Stock Split will be proportionately greater than the market price before the proposed Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price.

         Federal Income Tax Consequences

         The following information is based on discussions with counsel. No opinion of counsel has been obtained. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual federal state and local tax circumstances.

         1. The proposed Reverse Stock Split will be a reorganization described in section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         2. The Company will recognize no gain or loss as a result of the proposed Reverse Stock Split.

         3. Stockholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed Reverse Stock Split.

         4. The tax basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed Reverse Stock Split will be the same as the stockholders' basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the proposed Reverse Stock Split.

AUTHORIZATION TO ISSUE SHARES OF PREFERRED STOCK

         The Company is currently not authorized to issue Preferred Stock. If authorized, shares of Preferred Stock will be readily available for use in any acquisition or financing or upon the exercise of options, if granted.

         Shares of Preferred Stock that will be authorized but not issued are issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration as the Board of Directors determines. This will permit the Company to consider financings, acquisitions or other transactions which may require the issuance of shares of Preferred Stock. The Company is not currently considering any financing transactions which would involve the issuance of Preferred Stock, and the Company has no commitments which would require the issuance of any shares of Preferred Stock.

         The issuance of preferred stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult or more costly to achieve. There are no issued and outstanding shares of preferred stock, and there are no agreements or understandings regarding the issuance of preferred stock.

APPROVAL REQUIRED

         The affirmative vote of the majority of the outstanding stock entitled to vote thereon is required to approve the Amendments. The necessary majority was obtained during April 1997 and no further vote will therefore be required.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On July 11, 1996, the Board of Directors appointed Moore Stephens, P.C. ("Moore Stephens") as the new independent auditors of the Company for fiscal 1997, subject to ratification by the Company's stockholders. Moore Stephens was appointed upon the dismissal of Hoberman, Miller & Co., P.C. ("Hoberman"). This action had been approved by the Company's Board of Directors. During the past two years Hoberman did not issue a report on the Company's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

         During the period of their engagement from June 30, 1973 until June 26, 1996, there were no disagreements between the Company and Hoberman on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Hoberman, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been, or will be, prepared for the Company.

APPROVAL REQUIRED

         The affirmative vote of the majority of the outstanding stock entitled to vote thereon is required to ratify the appointment of Moore Stephens. The necessary majority was obtained during April 1997 and no further vote will therefore be required.

                             SELECTED FINANCIAL DATA

         Set forth below are selected financial data with respect to the Company for the three months ended July 31, 1996, the nine months ended January 31, 1997 and January 31, 1996 and the years ended April 30, 1996, 1995, 1994, 1993 and 1992. The unaudited financial data for the interim periods reflect, in the opinion of management, all adjustments necessary to present fairly the data for such periods. The results of operations for the interim periods are not necessarily indicative of operating results for the entire year. These data should be read in conjunction with the financial statements of the Company and the related notes included elsewhere herein. Effective August 8, 1996, the Company emerged as the surviving entity in a merger with DCL. The balance sheet of the combined entity was substantially similar to that of DCL immediately prior to the merger. As a consequence, the financial data of the Company for the reporting periods prior to July 31, 1996, consist of those of DCL.

                            Reorganized Company                              Predecessor Company
                         --------------------------   ------------------------------------------------------------------

                                                                             Year ended April 30
                                                                             -------------------

                         Three Months    Nine Months    Nine Months
                        Ended 7/31/96  Ended 1/31/97  Ended 1/31/96         1996          1995          1994        1993        1992
                        -------------  -------------  -------------         ----          ----          ----        ----        ----
Net Sales                   2,161,721      8,376,861      5,205,149  $ 7,151,715  $ 32,533,097   $29,497,353  25,735,479  27,500,376

Net Income/(Loss) from
Continuing Operations         (73,749)        83,303     (7,681,518)  (2,235,894)  (11,227,335)      244,308    (427,409)    317,619

Net Income/(Loss)             (73,749)        83,303     (7,681,518)   6,945,299   (11,227,335)      244,308    (427,409)    317,619

Net Income (Loss)
 per Share                      (0.02)          0.03



Selected Balance
Sheet Data:

Working Capital
(Deficit)                    (343,961)      (135,785)   (14,965,331)    (293,884)   (7,493,435)    3,094,821   3,173,751   3,688,385

Total Assets                4,333,260      4,938,224      6,015,521    4,253,396     6,414,185    16,677,772  13,373,816  11,849,748

Total Liabilities           4,313,934      4,761,846     20,689,340    4,300,398    13,406,486    12,442,738   9,383,090   7,431,613

Retained Earnings                 -0-        157,052            -0-          -0-           -0-     3,644,799   3,400,491   3,827,900

Accumulated Deficit               -0-            -0-    (15,264,054)    (637,237)   (7,582,536)          -0-         -0-         -0-

Shareholders' Equity
(Deficit)                      19,326        176,378    (14,673,819)     (47,002)   (6,992,301)    4,235,034   3,990,726   4,418,135

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL

         The following discussion should be read in conjunction with the Consolidated Financial Statements and related notes thereto of the Company included elsewhere herein. The discharge of claims under the bankruptcy proceedings described immediately below, has been reflected in the financial statements for the fiscal year ended April 30, 1996. Effective August 8, 1996, the Company completed a migratory merger from Delaware to Nevada by merging into a newly formed Nevada entity, thereby changing its name from Dynamic Classics, Ltd. to Dynamic International, Ltd. The balance sheet of the combined entity was substantially identical to that of the Company prior to the merger. The Company and its predecessor are herein together referred to as the "Company."

PLAN OF REORGANIZATION

         In August 1995, the Company sought protection from its creditors under Chapter 11 of the Bankruptcy Code. In May 1996, the Bankruptcy Court approved a plan of reorganization (the "Plan") pursuant to which creditors would receive partial satisfaction of their claims. The amount of claims allowed under the bankruptcy proceedings, aggregated approximately $17,223,800, which exceeded the assets as recorded immediately subsequent to the confirmation of the Plan by approximately $12,970,400. Under the Plan, the Company made cash payments in the amount of approximately $515,800. MG Holdings Corp., which had purchased a promissory note from the Company's principal financial institution, received 14,880,000 shares of Common Stock in satisfaction of such promissory note, representing approximately 93% of the issued and outstanding shares thereby gaining absolute control over the Company's affairs. See "Principal Stockholders" and "Certain Relationships and Related Transactions." An additional 800,000 shares and approximately 320,000 shares were issued to the Company's unsecured creditors and the Company's existing security holders, respectively. The numbers of shares issued do not account for the Reverse Stock Split. See "Prospectus Summary." The value of the cash and securities distributed under the plan of reorganization aggregated $531,600. An amount of $16,692,200, before income tax provisions, representing the difference between the value of the total distribution and the amount of allowable claims under the bankruptcy, was recorded as an extraordinary gain.

         In addition, under the Plan, the Company merged with a newly formed Nevada corporation, for the purpose of changing its state of incorporation. The balance sheet of the combined entity was substantially similar to the balance sheet of the Company prior to the merger.

         Pending the resolution of the bankruptcy proceedings, the Company restructured its operations and relocated its administrative headquarters and warehouse facilities.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JANUARY 31, 1997 AND 1996

         Sales for the nine months ended January 31, 1997 increased by $3,172,000 from $5,205,000 to $8,377,000, or 61% from the nine months ended
January 31, 1996. Sales of the Company's exercise equipment line decreased by $195,000, while sales of the Company's luggage line increased by $148,000, to $4,285,000 and $4,091,000, respectively. For the period ended January 31, 1996, sales of the Company's exercise equipment and luggage lines of $4,480,000 and $3,943,000, respectively, were offset by credits of $3,211,000 issued to customers in connection with the discontinued line of manual treadmills and ski machines.

         The Company's gross profit increased from a gross loss of $1,489,000 to a gross profit of $2,557,000. This increase is due to the credits of $3,211,000 issued to customers in connection with the discontinued line of manual treadmills and ski machines which reduced the gross profit for the nine months ended January 31, 1996.

         During the nine months ended January 31, 1997, operating expenses decreased by approximately $3,440,000. As a result of the Company's reorganization, the Company had decreases in the following expenses:

                  Officers' Salaries                    $ 39,800
                  Office Salaries                       $596,700
                  Payroll Taxes                         $ 59,800
                  Pension Costs                         $792,600
                  Rent                                  $279,200
                  Insurance                             $232,500
                  Insurance Claims                      $289,400
                  Professional Fees                     $ 51,300
                  Consulting Fees                       $107,600
                  Freight Out                           $224,700
                  Promotion                             $119,300
                  Provision for Bad Debts               $493,200

         Interest expense decreased by approximately $63,000 due to decreased borrowing. Bankruptcy administration costs decreased by $383,000 to $34,000 due primarily to a decrease of $282,000 in the legal and accounting fees related to the reorganization. The Company had a pretax profit of $251,000 compared to a pretax loss of $7,681,000 in the prior year's nine-month period.

RESULTS OF OPERATIONS FOR THE YEARS ENDED APRIL 30, 1996 AND 1995

         Sales for the years ended April 30, 1996 were $7,151,700, a decrease of $25,381,400 or 78% from the previous fiscal year. The decrease was primarily due to the discontinuation of a line of manual treadmills and ski machines. Sales of this equipment alone accounted for approximately $15,580,000 during the fiscal year ended April 30, 1995. During the fiscal year ended April 30, 1996, as a result of the Company's bankruptcy proceedings, it was forced to reduce its sales of other exercise equipment and of its luggage products which lead to a decline in sales of $5,334,700 and $1,333,600 respectively, to $5,615,600 and $4,701,800, respectively. Sales of exercise equipment and luggage products during this period were offset by credits of $3,210,900 issued to customers in connection with the discontinued line of manual treadmills and ski machines. In addition, the Company's operating expenses decreased by approximately $1,083,300 to $6,683,200.

         For the fiscal year ended April 30, 1996, after giving effect to an extraordinary gain as a result of the discharge of pre-petition liabilities in the amount of $16,692,200, the Company recorded net income of $6,945,300, compared to a net loss of $11,227,300 during the previous fiscal year. For the current fiscal year, the Company would have recorded a net loss of $9,746,900 before the extraordinary gain, or a decrease of $1,562,500 from the prior fiscal year. This decrease primarily reflected a reduction in the Company's selling and administrative expenses of approximately $1,083,300 and a reduction in interest expense of $1,001,400 primarily as a result of the bankruptcy proceedings which for the most part exempted the Company from making interest payments on outstanding debt.

RESULTS OF OPERATIONS FOR THE YEARS ENDED APRIL 30, 1995 AND 1994

         Sales for the year ended April 30, 1995 increased from $29,497,400 to $32,533,100, totalling $3,035,700, or 10% from the previous fiscal year. This increase was primarily the result of the introduction of a new line of manual treadmills and ski machines. Sales of these products amounted to approximately $15,580,000. Sales of the Company's "Jeep" license sport/bag/luggage increased by approximately $219,000. Increases in these product lines were offset by declines in all of the Company's other product lines of approximately $12,763,000.

         The Company's gross profit margin declined from approximately $8,134,000 in fiscal 1994 to a gross loss of approximately $2,158,000 in fiscal 1995. This decrease was due primarily to the disposal of approximately $1,247,000 of defective manual treadmills and return credits issued to customers for defective manual treadmills totalling approximately $7,000,000. In addition, the Company incurred expenses in the amount of $589,200 in connection with the disposals of other discontinued products. The inventory was further reduced by a lower cost or market reserve of approximately $705,000.

         Operating expenses increased by approximately $902,000. This increase was due primarily to increases in the provision for bad debts of $474,000, an increase in officer salaries of $39,800, an increase in office salaries of $129,000, an increase in severance pay of $71,000 and an increase in legal fees of $107,600. Interest expense increased by $531,900 due to higher interest rates.

         For the fiscal year ended April 30, 1995, the Company had a pre-tax operating loss of $11,309,400 as compared to a pre-tax operating income of $416,400 for the prior fiscal year. The decrease can be attributed to the severe losses from its venture into a new line of manual treadmills.

LIQUIDITY AND CAPITAL RESOURCES

         Pursuant to an unwritten understanding, Achim Importing Co., Inc. ("Achim"), an entity owned by Marton B. Grossman, Chairman and President of the Company, makes its lines of credit available to the Company which enables it to finance the purchases of its inventory from its overseas suppliers. Also, from time to time, Achim purchases the products directly from the manufacturer and resells them to the Company without markup. Achim charges the Company interest on the unpaid balance of the purchases. As of February 28, 1997, the Company owed an amount of $2,423,714 to Achim under this arrangement.

         After deducting expenses, the Company estimates the net proceeds from this offering to be approximately $5,100,000. It intends to allocate such proceeds to the purchase of inventory, debt repayment, advertising and marketing. The Company believes that the proceeds from this offering together with anticipated cash flows generated by operations and the availability of the Achim credit line to finance the purchase of inventory are sufficient to continue its operations for the next twelve months. Thereafter, the Company expects that it may have to raise additional capital through a private placement, public offering or otherwise.

         The Company intends to utilize approximately $500,000 from the proceeds of this offering to promote its current product line, primarily by buying advertisements in various media. In addition, the Company will allocate approximately $800,000 toward augmenting its sales and marketing staff. The Company believes that these expenditures will result in a growth of sales and revenues and in an increased ability to compete more effectively with its competitors. Nevertheless, there can be no assurance that the Company's focus on these activities and the allocation of a portion of the proceeds from this offering to these efforts will result in increased sales and revenues.

SEASONALITY AND INFLATION

         The Company's business is highly seasonal with higher sales typically in the second and third quarter of the fiscal year as a result of shipments of exercise equipment and luggage/sports bag related to the holiday season.

         Management does not believe that the effects of inflation will have a material impact on the Company, nor is it aware of changes in prices of material or other operating costs or in the selling price of its products and services that will materially effect the Company.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of April 15, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and
(iii) all officers and directors of the Company as a group. Unless otherwise indicated, each stockholder's address is c/o the Company, 58 Second Avenue, Brooklyn, New York 11215.

                                                       Shares Owned Beneficially
                                                           and of Record (1)
                                                           -----------------

Name and Address                             No. of Shares      % of Total
----------------                             -------------      ----------
Marton Grossman (2)                              2,976,000            93.0

Isaac Grossman (3)                               2,976,000            93.0

William P. Dolan                                       123               *

All Officers and Directors as a Group (3         2,976,123            93.0
persons)


----------
         * Less than 1%

         (1) Includes shares issuable within 60 days upon the exercise of all options and warrants. Shares issuable under options or warrants are owned beneficially but not of record.

         (2) Consists of shares of Common Stock held by a series of trusts (collectively, the "Grossman Trust") for the benefit of relatives of Mr. Grossman. Under its terms, the Grossman Trust will return to Mr. Grossman annually until August 1998, a portion of the shares held by the Grossman Trust. The number of shares to be returned to Mr. Grossman is based on the then current market price of the Common Stock and can therefore not be determined at the present time. Mr. Grossman disclaims beneficial ownership in the shares held by the Grossman Trust that will not be returned to him.

         (3) Consists of shares held by the Grossman Trust of which Mr. Isaac Grossman is a beneficiary as to 464,600 shares. The actual number of shares held by the Grossman Trust as to which Isaac Grossman is a beneficiary may be smaller since under the terms of the Grossman Trust, a portion of the shares may be returned to Marton Grossman as described in footnote
                           2. Mr. Grossman is a trustee of the Grossman Trust and in that capacity shares voting power as to the shares held by the Grossman Trust.



Dated: Brooklyn, New York
                        ,1997
-----------------------

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                                    CONTENTS

                                                                                     PAGE
                                                                                 -------------
Independent Auditors' Reports................................................       F-1 to F-2
Consolidated Financial Statements:
  Balance Sheets as of January 31, 1997 (unaudited) and April 30, 1996 and
     1995....................................................................       F-3 to F-4
  Balance Sheet as of July 31, 1996 (unaudited)..............................       F-5 to F-6
  Statements of Operations for the nine months ended January 31, 1997 and
     1996 (unaudited) and the years ended April 30, 1996, 1995, and 1994.....              F-7
  Statement of Operations for the three months ended July 31, 1996
     (unaudited).............................................................              F-8
  Statements of Stockholders' Equity for the nine months ended January 31,
     1997 and 1996 (unaudited) and the years ended April 30, 1996, 1995, and
     1994....................................................................              F-9
  Statements of Cash Flows for the nine months ended January 31, 1997 and
     1996 (unaudited) and the years ended April 30, 1996, 1995, and 1994.....     F-10 to F-11
  Statement of Cash Flows for the three months ended July 31, 1996
     (unaudited).............................................................             F-12
  Notes to Financial Statements..............................................     F-13 to F-23
Independent Auditors' Reports on Supplemental Schedule.......................     F-24 to F-25
  Schedule II -- Valuation and Qualifying Accounts...........................             F-26

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Shareholders
Dynamic International, Ltd.

     We have audited the accompanying consolidated balance sheet of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd., see Note 11) and its subsidiary as of April 30, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Dynamic International, Ltd. (formerly Dynamic Classics, Ltd.) and its subsidiary as of April 30, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

     As discussed more fully in Note 11 to the consolidated financial statements, on August 23, 1995, the Company filed a voluntary petition requesting relief under Chapter 11 of the United States Bankruptcy Code. On May 23, 1996, the United States Bankruptcy Court for the Southern District of New York confirmed the Company's Amended and Modified Plan of Reorganization dated February 22, 1996.

                                          Moore Stephens, P.C.
                                          Certified Public Accountants

New York, New York
August 30, 1996, except as
to Note 11, for which the
date is October 24, 1996

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Dynamic Classics, Ltd.

     We have audited the accompanying consolidated balance sheet of Dynamic Classics, Ltd. and Subsidiary as of April 30, 1995, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Classics, Ltd. and Subsidiary as of April 30, 1996, and the results of their operations and their cash flows for each of the years in the two-year period ended April 30, 1995 in conformity with generally accepted accounting principles.

     As more fully discussed in Note 11 the Company, on August 23, 1995, filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Act.

                                          /s/ Hoberman, Miller & Co., P.C.

New York, New York
June 26, 1996

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                          PREDECESSOR COMPANY
                                                                      ---------------------------
                                                                               APRIL 30,
                                                                      ---------------------------
                                                                         1996            1995
                                                      REORGANIZED     -----------     -----------
                                                        COMPANY
                                                      -----------
                                                      JANUARY 31,
                                                         1997
                                                      -----------
                                                      (UNAUDITED)

                                             ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................  $    21,688     $    26,515     $   342,571
  Accounts receivable -- trade (net of allowance for
     doubtful accounts of $167,000 in 1997 and 1996
     and $-0- in 1995)..............................    1,666,166       1,036,927       1,424,809
  Due from suppliers................................       55,403          26,760          10,704
  Inventory.........................................    2,620,591       2,384,469       3,450,290
  Prepaid expenses..................................      134,470          81,693         250,549
  Miscellaneous receivables.........................        3,257         135,039          26,858
  Prepaid and refundable income taxes...............      123,043         291,146         291,146
                                                      -----------     -----------     -----------
          Total Current Assets......................    4,624,618       3,982,549       5,796,927
                                                      -----------     -----------     -----------
PROPERTY AND EQUIPMENT
  Tools and dies....................................      707,939         707,939       1,447,257
  Furniture and equipment...........................      102,205         102,205         900,437
  Leasehold improvements............................           --              --         111,646
  Capitalized equipment leases......................      576,071         576,071         637,589
  Patents and trademarks............................           --              --         149,982
                                                      -----------     -----------     -----------
                                                        1,386,215       1,386,215       3,246,911
  Accumulated depreciation..........................   (1,234,733)     (1,156,160)     (2,773,359)
                                                      -----------     -----------     -----------
          Total Property and Equipment, net.........      151,482         230,055         473,552
                                                      -----------     -----------     -----------
OTHER ASSETS
  Due from suppliers................................       36,142          36,142          52,198
  Security deposits.................................        4,650           4,650          91,508
  Reorganization value in excess of amounts
     allocable to identifiable assets...............      121,332              --              --
                                                      -----------     -----------     -----------
          Total Other Assets........................      162,124          40,792         143,706
                                                      -----------     -----------     -----------
TOTAL ASSETS........................................  $ 4,938,224     $ 4,253,396     $ 6,414,185
                                                      ===========     ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)

                                                                           PREDECESSORY COMPANY
                                                                        --------------------------
                                                                                APRIL 30,
                                                                        --------------------------
                                                                           1996           1995
                                                        REORGANIZED     ----------     -----------
                                                          COMPANY
                                                        -----------
                                                        JANUARY 31,
                                                           1997
                                                        -----------
                                                        (UNAUDITED)
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Notes payable bank, trade and bankers acceptances
     payable..........................................  $     8,860     $       --     $ 8,191,782
  Note payable, officer, current portion..............           --             --          17,904
  Accounts payable and accrued expenses...............    3,517,882      3,139,141       4,967,856
  Capital lease obligations -- current................       28,552         48,731         112,820
  Loans payable -- related party......................    1,205,109        557,000              --
  Other liabilities...................................           --        531,561              --
                                                         ----------     ----------     -----------
          Total Current Liabilities...................    4,760,403      4,276,433      13,290,362
                                                         ----------     ----------     -----------
OTHER LIABILITIES
  Capital lease obligations...........................        1,443         23,965         101,832
  Note payable, officer...............................           --             --          14,292
                                                         ----------     ----------     -----------
          Total Other Liabilities.....................        1,443         23,965         116,124
                                                         ----------     ----------     -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock, par value $.01 per share; authorized
     5,000,000 shares; issued 1,744,396 shares........           --         17,444          17,444
  Common stock, par value $.001 per share; authorized
     50,000,000 shares; issued 3,198,798 shares.......        3,199             --              --
  Additional paid in capital..........................       16,130        590,291         590,291
  Accumulated deficit.................................           --       (637,237)     (7,582,536)
  Retained Earnings (since July 31, 1996, date of
     reorganization, total deficit eliminated was
     $710,986)........................................      157,052             --              --
                                                         ----------     ----------     -----------
                                                            176,381        (29,502)     (6,974,801)
  Less: Treasury stock, at cost, 15,000 shares........           --        (17,500)        (17,500)
  Less: Treasury stock, at cost, 540 shares...........           (3)            --              --
                                                         ----------     ----------     -----------
          Total Stockholders' Equity (Deficit)........      176,378        (47,002)     (6,992,301)
                                                         ----------     ----------     -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY
  (DEFICIT)...........................................  $ 4,938,224     $4,253,396     $ 6,414,185
                                                         ==========     ==========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                                                                  REORGANIZED
                                                                                    COMPANY
                                                                                  -----------
                                                                                   JULY 31,
                                                                                     1996
                                                                                  -----------
                                                                                  (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents.....................................................  $     4,951
  Accounts receivable -- trade (net of allowance for doubtful accounts of
     $167,000)..................................................................    1,412,931
  Due from suppliers............................................................       10,704
  Inventory.....................................................................    1,910,525
  Prepaid expenses..............................................................      182,288
  Miscellaneous receivables.....................................................      135,037
  Prepaid and refundable income taxes...........................................      291,959
                                                                                  -----------
          Total Current Assets..................................................    3,948,395
                                                                                  -----------
PROPERTY AND EQUIPMENT
  Tools and dies................................................................      707,939
  Furniture and equipment.......................................................      102,205
  Capitalized equipment leases..................................................      576,071
                                                                                  -----------
                                                                                    1,386,215
  Accumulated depreciation......................................................   (1,182,352)
                                                                                  -----------
          Total Property and Equipment, net.....................................      203,863
                                                                                  -----------
OTHER ASSETS
  Due from suppliers............................................................       52,198
  Security deposits.............................................................        4,650
  Reorganization value in excess of amounts allocable to identifiable assets....      124,154
                                                                                  -----------
          Total Other Assets....................................................      181,002
                                                                                  -----------
TOTAL ASSETS....................................................................  $ 4,333,260
                                                                                  ===========

     The July 31, 1995 consolidated balance sheet is not presented as it relates to the predecessor company which presentation would not be meaningful due to the reorganization.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)

                                                                                   REORGANIZED
                                                                                     COMPANY
                                                                                   -----------
                                                                                    JULY 31,
                                                                                      1996
                                                                                   -----------
                                                                                   (UNAUDITED)
                        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
  Notes payable bank, trade and bankers acceptances payable......................  $    62,020
  Accounts payable and accrued expenses..........................................    3,604,440
  Capital lease obligations -- current...........................................       32,226
  Loans payable -- related party.................................................      593,670
                                                                                    ----------
          Total Current Liabilities..............................................    4,292,356
                                                                                    ----------
OTHER LIABILITIES
  Capital lease obligations......................................................       21,578
                                                                                    ----------
          Total Other Liabilities................................................       21,578
                                                                                    ----------
STOCKHOLDERS' EQUITY
  Common stock, par value $.001 per share; authorized 50,000,000 shares; issued
     3,198,798 shares............................................................        3,199
  Additional paid in capital.....................................................       16,130
                                                                                    ----------
                                                                                        19,329
  Less: Treasury stock, 540 shares...............................................           (3)
                                                                                    ----------
          Total Stockholders' Equity.............................................       19,326
                                                                                    ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................................  $ 4,333,260
                                                                                    ==========

     The July 31, 1995 consolidated balance sheet is not presented as it relates to the predecessor company which presentation would not be meaningful due to the reorganization.

     The above common stock issued and outstanding of 3,198,798 shares has been restated to reflect the 1 for 5 reverse stock split (see Note 12). The common stock issued and outstanding at July 31, 1996, the date fresh-start reporting was adopted (see Note 11) was 15,993,991 shares, the par value and additional paid in capital of which were $15,994 and $3,335, respectively.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                    REORGANIZED    PREDECESSOR
                                     COMPANY         COMPANY
                                    ----------     -----------
                                                                               PREDECESSOR COMPANY
                                    FOR THE NINE MONTHS ENDED
                                           JANUARY 31,                    FOR THE YEARS ENDED APRIL 30,
                                    --------------------------     --------------------------------------------
                                       1997           1996            1996             1995            1994
                                    ----------     -----------     -----------     ------------     -----------
                                           (UNAUDITED)
REVENUES
  Sales...........................  $8,376,861     $ 5,205,149     $ 7,151,715     $ 32,533,097     $29,497,353
  Other income....................          --          85,823          98,272           70,638          35,255
                                    ----------     -----------     -----------     ------------     -----------
                                     8,376,861       5,290,972       7,249,987       32,603,735      29,532,608
COST OF SALES.....................   5,819,163       6,780,195       9,480,484       34,761,846      21,398,895
                                    ----------     -----------     -----------     ------------     -----------
GROSS PROFIT (LOSS)...............   2,557,698      (1,489,223)     (2,230,497)      (2,158,111)      8,133,713
                                    ----------     -----------     -----------     ------------     -----------
OPERATING EXPENSES
  Research and development........      22,489         101,050         101,992           44,962          35,136
  Shipping expenses...............     462,060         641,578         738,681        1,198,563       1,005,593
  Selling expenses................     698,783         949,940       1,254,006        2,455,493       2,380,774
  Advertising and promotion.......      57,661         176,988         389,672          346,400         528,927
  General and administrative......     816,890       3,628,093       4,198,800        3,720,998       2,913,960
  Interest and bank charges.......     214,257         277,650         383,553        1,384,898         852,954
                                    ----------     -----------     -----------     ------------     -----------
                                     2,272,140       5,775,299       7,066,704        9,151,314       7,717,344
                                    ----------     -----------     -----------     ------------     -----------
REORGANIZATION ITEMS:
  Bankruptcy administration
    costs.........................      34,159         416,996         449,693               --              --
                                    ----------     -----------     -----------     ------------     -----------
INCOME (LOSS) BEFORE PROVISION FOR
  INCOME TAXES....................     251,399      (7,681,518)     (9,746,894)     (11,309,425)        416,369
INCOME TAX PROVISION (BENEFIT)
  Current.........................     168,096              --              --         (396,143)        244,797
  Deferred........................          --              --      (7,511,000)         314,053         (72,736)
                                    ----------     -----------     -----------     ------------     -----------
                                       168,096              --      (7,511,000)         (82,090)        172,061
                                    ----------     -----------     -----------     ------------     -----------
INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEM............................      83,303      (7,681,518)     (2,235,894)     (11,227,335)        244,308
                                    ----------     -----------     -----------     ------------     -----------
EXTRAORDINARY ITEM:
  Gain on discharge of prepetition
    liabilities...................          --              --      16,692,193               --              --
  Income tax provision............          --              --       7,511,000               --              --
                                    ----------     -----------     -----------     ------------     -----------
         Extraordinary gain, net
           of income tax..........          --              --       9,181,193               --              --
                                    ----------     -----------     -----------     ------------     -----------
NET INCOME (LOSS).................  $   83,303     $(7,681,518)    $ 6,945,299     $(11,227,335)    $   244,308
                                    ==========     ===========     ===========     ============     ===========
INCOME PER SHARE OF COMMON
  STOCK...........................  $     0.03
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES..........................   3,198,798

     The earnings per share as it relates to the predecessor company is not meaningful due to the reorganization.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                   REORGANIZED
                                                                                     COMPANY
                                                                                 ---------------
                                                                                  FOR THE THREE
                                                                                  MONTHS ENDED
                                                                                    JULY 31,
                                                                                      1996
                                                                                 ---------------
                                                                                   (UNAUDITED)
SALES..........................................................................    $ 2,161,721
COST OF SALES..................................................................      1,624,468
                                                                                    ----------
GROSS PROFIT...................................................................        537,253
                                                                                    ----------
OPERATING EXPENSES
  Shipping expenses............................................................        116,894
  Selling expenses.............................................................        198,993
  Advertising and promotion....................................................          1,819
  General and administrative...................................................        234,594
  Interest and bank charges....................................................         57,377
                                                                                    ----------
                                                                                       609,677
                                                                                    ----------
REORGANIZATION ITEMS...........................................................          1,325
                                                                                    ----------
NET LOSS.......................................................................        (73,749)
                                                                                    ==========
LOSS PER SHARE OF COMMON STOCK.................................................    $     (0.02)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES.......................................      3,198,798

     The consolidated statement of operations for the three months ended July 31, 1995 is not presented as it relates to the predecessor company which presentation would not be meaningful due to the reorganization.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                  ADDITIONAL     RETAINED     TREASURY   STOCKHOLDERS'
                                        COMMON     PAID IN       EARNINGS      STOCK        EQUITY
                                         STOCK     CAPITAL      (DEFICIT)     AT COST      (DEFICIT)
                                        -------   ----------   ------------   --------   -------------
Balance -- May 1, 1993................  $17,444    $ 590,291   $  3,400,491   $(17,500)  $   3,990,726
Net Income............................                              244,308                    244,308
                                        -------     --------     ----------   ---------   ------------
Balance -- April 30, 1994.............   17,444      590,291      3,644,799    (17,500)      4,235,034
Net Loss..............................                          (11,227,335)               (11,227,335)
                                        -------     --------     ----------   ---------   ------------
Balance -- April 30, 1995.............   17,444      590,291     (7,582,536)   (17,500)     (6,992,301)
Net Income............................                            6,945,299                  6,945,299
                                        -------     --------     ----------   ---------   ------------
Balance -- April 30, 1996.............   17,444      590,291       (637,237)   (17,500)        (47,002)
Net Loss for Period Ended July 31,
  1996................................                              (73,749)                   (73,749)
                                        -------     --------     ----------   ---------   ------------
Balance -- July 31, 1996
  (Unaudited).........................   17,444      590,291       (710,986)   (17,500)       (120,751)
Eliminate predecessor equity accounts
  and to reflect new issuance of
  shares in connection with fresh
  start...............................   (1,450)    (586,956)       710,986     17,497         140,077
                                        -------     --------     ----------   ---------   ------------
                                         15,994        3,335             --         (3)         19,326
To reflect 1 for 5 reverse stock
  split...............................  (12,795)      12,795                                        --
                                        -------     --------     ----------   ---------   ------------
Balance -- July 31, 1996
  (Unaudited).........................    3,199       16,130             --         (3)         19,326
Net Income for Period Ended
  January 31, 1997....................                              157,052                    157,052
                                        -------     --------     ----------   ---------   ------------
Balance -- January 31, 1997
  (Unaudited).........................  $ 3,199    $  16,130   $    157,052   $     (3)  $     176,378
                                        =======     ========     ==========   =========   ============

     The par value of the common stock prior to July 31, 1996 was $.01 per share. The par value of the common stock from July 31, 1996 to January 31, 1997 was $.001 per share.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           REORGANIZED PREDECESSOR
                                            COMPANY      COMPANY
                                           ---------   -----------
                                                                               PREDECESSORY COMPANY
                                                   FOR THE           -----------------------------------------
                                              NINE MONTHS ENDED
                                                 JANUARY 31,               FOR THE YEARS ENDED APRIL 30,
                                           -----------------------   -----------------------------------------
                                             1997         1996           1996           1995          1994
                                           ---------   -----------   ------------   ------------   -----------
                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income (loss)......................  $  83,303   $(7,681,518)  $  6,945,299   $(11,227,335)  $   244,308
  Adjustments to reconcile net income
     (loss) to net cash provided (used)
     by operating activities:
     Depreciation........................     78,573       181,186        220,400        268,148       260,677
     Amortization of deferred interest
       under capital leases..............         --            --             --         17,979        18,509
     Amortization of reorganization
       value.............................      2,822            --             --             --            --
     Reserve for bad debts...............         --            --        167,000             --            --
     Loss on disposal of property and
       equipment.........................         --        71,030         71,030             --            --
     Deferred income taxes...............         --            --             --        313,039        18,418
     Income on partial discharge of
       capital lease obligations.........         --       (77,403)       (77,403)            --            --
     Reorganization item:
       Gain on discharge of debt.........         --            --    (16,692,193)            --            --
       Changes in stockholders' equity...     15,920            --             --             --            --
     Changes in operating assets and
       liabilities:
       (Increase) Decrease in operating
          assets:
          Accounts receivable and due
            from suppliers...............   (657,881)   (1,644,403)       220,882      6,843,636    (3,351,168)
          Inventory......................   (236,122)    1,385,422      1,065,821      3,260,017      (379,281)
          Prepaid expenses...............    (52,777)       15,074        168,856       (183,186)      400,241
          Miscellaneous receivables......    131,782        24,201       (108,179)        51,352       (71,749)
          Prepaid income taxes...........    168,103            --             --       (291,146)      346,140
          Security deposits..............         --        86,858         86,858         (3,537)          (13)
     Increase (Decrease) in operating
       liabilities:
       Prepetition liabilities...........         --            --      8,614,728             --            --
       Accounts payable and accrued
          expenses.......................    379,815     6,284,530     (1,828,715)     1,951,001     1,167,239
       Income taxes payable..............         --            --             --       (200,770)      200,770
                                           ---------   -----------   ------------   ------------   -----------
     Net Cash Provided (Used) by
       Operating Activities..............    (86,462)   (1,355,023)    (1,145,616)       799,198    (1,145,909)
                                           ---------   -----------   ------------   ------------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment.....         --       (37,272)       (47,933)      (143,995)      (93,993)
                                           ---------   -----------   ------------   ------------   -----------
     Net Cash Used by Investing
       Activities........................  $      --   $   (37,272)  $    (47,933)  $   (143,995)  $   (93,993)
                                           ---------   -----------   ------------   ------------   -----------

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)

                               REORGANIZED     PREDECESSOR
                                 COMPANY         COMPANY
                               -----------     -----------
                                                                        PREDECESSOR COMPANY
                                         FOR THE             -----------------------------------------
                                    NINE MONTHS ENDED
                                       JANUARY 31,                 FOR THE YEARS ENDED APRIL 30,
                               ---------------------------   -----------------------------------------
                                  1997            1996          1996           1995           1994
                               -----------     -----------   -----------   ------------   ------------
CASH FLOWS FROM FINANCING
  ACTIVITIES
  Proceeds from notes
     payable..................  $      --      $ 3,393,628   $ 3,393,628   $ 24,250,741   $ 10,136,006
  Repayment of notes
     payable..................         --               --            --    (26,460,130)    (6,311,012)
  Proceeds from loans
     payable..................         --               --       557,000             --             --
  Proceeds from bankers
     acceptances..............         --        1,118,516     1,118,556      9,321,558      8,853,407
  Repayment of bankers
     acceptances..............         --       (4,127,139)   (4,127,139)    (7,876,394)   (11,068,227)
  Repayment of officer's loans
     payable..................                     (32,196)           --         (2,373)        (8,600)
  Repayment of capital lease
     obligations..............    (42,702)         (46,504)      (64,552)      (109,308)       (87,830)
  Increase in insurance note
     payable..................      7,788           26,124            --             --             --
  Increase in note payable to
     related party............    116,549          743,298            --             --             --
                                ---------      -----------   -----------   ------------   ------------
     Net Cash Provided (Used)
       by Financing
       Activities.............      81,635        1,075,727       877,493       (875,906)     1,513,744
                                ---------      -----------   -----------   ------------   ------------
Net Increase (Decrease) in
  Cash and Cash Equivalents...     (4,827)        (316,568)     (316,056)      (220,703)       273,842
Cash and Cash Equivalents,
  beginning of period.........     26,515          342,571       342,571        563,274        289,432
                                ---------      -----------   -----------   ------------   ------------
Cash and Cash Equivalents, end
  of period...................  $  21,688      $    26,003   $    26,515   $    342,571   $    563,274
                                =========      ===========   ===========   ============   ============
  SUPPLEMENTAL CASH FLOW
  INFORMATION
Cash paid during the periods
  for:
  Interest....................  $      --      $   203,964   $   203,964   $  1,196,322   $    807,131
  Income tax..................  $      --      $        --   $        --   $    116,319   $      7,120

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During the years ended April 30, 1995 and 1994 the Company incurred capital lease obligations of $143,855 and $177,696, respectively, in connection with lease agreements to acquire equipment.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                  REORGANIZED
                                                                                    COMPANY
                                                                                  ------------
                                                                                    FOR THE
                                                                                  THREE MONTHS
                                                                                     ENDED
                                                                                    JULY 31,
                                                                                      1996
                                                                                  ------------
                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss......................................................................   $  (73,749)
  Adjustments to reconcile net loss to net cash used by operating activities:
     Depreciation...............................................................       26,192
     Reorganization item:
       Changes in stockholders' equity..........................................       15,920
     Changes in operating assets and liabilities:
       (Increase) Decrease in operating assets:
          Accounts receivable and due from suppliers............................     (376,005)
          Inventory.............................................................      473,944
          Prepaid expenses......................................................     (100,595)
          Miscellaneous receivables.............................................            2
          Prepaid income taxes..................................................         (813)
     Decrease in operating liabilities:
       Accounts payable and accrued expenses....................................      (66,338)
                                                                                    ---------
     Net cash used by operating activities......................................     (101,442)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of capital lease obligations........................................      (18,811)
  Increase in insurance note payable............................................       62,020
  Increase in note payable to related party.....................................       36,669
                                                                                    ---------
          Net cash provided by financing activities.............................       79,878
                                                                                    ---------
Net decrease in cash and cash equivalents.......................................      (21,564)
Cash and cash equivalents, beginning of period..................................       26,515
                                                                                    ---------
Cash and cash equivalents, end of period........................................   $    4,951
                                                                                    =========

     The consolidated statement of cash flows for the three months ended July 31, 1995 is not presented as it relates to the predecessor company which presentation would not be meaningful due to the reorganization.

  The accompanying notes are an integral part of these consolidated financial statements.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   (INFORMATION AS OF AND FOR THE PERIODS ENDED JANUARY 31, 1997 AND 1996 ARE
                                   UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. The Company

     Dynamic International, Ltd. (the "Company") is engaged in the sale and distribution of a diverse line of hand exercise and light exercise equipment, sports bags/luggage and gift products which are distributed nationwide.

  b. Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly owned inactive subsidiary. All significant intercompany accounts and transactions have been eliminated.

  c. Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

  d. Inventories

     Inventories consist principally of finished goods and are stated at the lower of cost (last-in, first-out method) or market.

  e. Property, Equipment and Depreciation

     Property and equipment are stated at cost. Depreciation is provided generally by accelerated methods over the estimated useful lives of the assets. Expenditures for maintenance and repairs are charged against income. Estimated useful lives used in calculating depreciation are as follows:

                Tools and dies.................................  5 years
                Furniture and equipment........................  5 to 7 years
                Leasehold improvements.........................  Life of lease
                Patents and trademarks.........................  2 years

  f. Earnings Per Share

     Earnings (loss) per share are based on the weighted average number of shares outstanding, as adjusted for the 1 for 5 reverse split. Amounts for the predecessor company (see Note 11) are not presented as they are not meaningful.

  g. Reclassification

     Certain 1994 account balances have been reclassified to conform to the 1995 presentation.

  h. Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

2.  INVENTORIES

     If the first-in, first-out (FIFO) method of accounting had been used by the Company, reported net income would have been increased by $263,000 in fiscal 1996. The net loss would have been increased by $246,000 in fiscal 1995 and the net income would have been decreased by $40,000 in fiscal 1994. On a FIFO basis, reported year end inventories would have increased by $318,180 in 1996, $55,000 in 1995 and $428,000 in 1994.

3.  CREDIT FACILITIES

     Notes payable, bank, trade and bankers acceptances payable consist of the following:

                                                                   APRIL 30,
                                                                      1995
                                                                   ----------
                Notes payable, bank..............................  $  766,684
                Notes payable, bank..............................   1,107,197
                Bankers' acceptances payable.....................   6,317,901
                                                                   ----------
                                                                   $8,191,782
                                                                   ==========

     The weighted average interest rate at April 30, 1995 was 9%.

     On April 29, 1994, the Company restructured its then existing credit facility with a bank, providing for maximum borrowings of $7,500,000 in the form of notes payable, letters of credit and bankers' acceptances, expiring on September 30, 1994.

     The agreement with the bank was extended on a month to month basis until such time as a new agreement was signed. Advances were made on a revolving basis based on a percentage of eligible accounts receivable and inventory, as defined. Interest was charged at the bank's "base" rate plus 1.25% on notes payable, the bank's prevailing discount rate plus 2.5% on time letters of credit and the bank's prevailing discount rate plus 2% on bankers' acceptances. The base rate and discount rate were 9.00% and 6.85%, respectively, at April 30, 1995. The agreement also provided for a security interest in all of the assets of the Company, the personal guarantee of the Company's president and major shareholder in the amount of $250,000, the assignment of an existing life insurance policy to the bank in the name of the president and major shareholder in the amount of $2,000,000, the maintenance of certificates of deposit in an amount not less than $350,000 and the maintenance of compensating balances equal to 6% of the average monthly outstanding balance of notes payable and bankers' acceptances. The terms of the agreement also provided for certain restrictive covenants with respect to borrowing limitations, maintenance of tangible net worth and working capital, debt to tangible net worth and inventory ratios.

     At April 30, 1995, the Company was not in compliance with certain of the financial covenants which enabled the bank to declare the outstanding balances of all amounts due the bank to be immediately due and payable.

     The Company was contingently liable under outstanding letters of credit in the amount of approximately $242,000 at April 30, 1995.

     The Company was also party to various credit arrangements with certain of the suppliers in the form of letter of credit and draft acceptance agreements for the purchase of inventory. The agreements are generally for periods of 90 to 120 days, are unsecured, and bear interest at rates ranging from 5% to 13.5%.

     In July, 1995 the lender bank effectively terminated its relationship with the Company as it experienced difficulty in complying with the terms of the loans. As a result, certain collateral was liquidated by the lender

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY bank. On August 22, 1995, the lender bank sold and assigned the loan balance of $6.8 million. The assigned loan was secured by a security interest in substantially all of the Company's assets.

     Pursuant to the reorganization as discussed in Note 11, the assignor was issued 14,880,000 shares of new common stock in consideration of forgiving the $6.8 million outstanding loan.

4.  INCOME TAXES

     The provision (benefit) for income taxes for the years ended April 30 are as follows:

                                                             1996           1995          1994
                                                          -----------     ---------     --------
CURRENT:
  Federal...............................................  $        --     $(401,529)    $215,513
  State and local.......................................           --         5,386       29,284
                                                          -----------     ---------     --------
                                                                   --      (396,143)     244,797
                                                          -----------     ---------     --------
DEFERRED:
  Federal...............................................   (5,675,000)      313,039      (68,549)
  State and local.......................................   (1,836,000)        1,014       (4,187)
                                                          -----------     ---------     --------
                                                           (7,511,000)      314,053      (72,736)
                                                          -----------     ---------     --------
                                                          $(7,511,000)    $ (82,090)    $172,061
                                                          ===========     =========     ========

     The deferred income tax assets and liabilities at April 30 consist of the following:

                                                                       1996            1995
                                                                    -----------     -----------
DEFERRED TAX ASSETS:
  Bad debt reserves...............................................  $    75,000     $       -0-
  Difference in book and tax treatment for advertising costs......       16,000          59,000
  Net operating loss carryforwards................................    8,783,000       2,448,000
  Other deferred tax assets.......................................       50,000             -0-
                                                                     ----------     -----------
          Total Deferred Tax Assets...............................    8,924,000       2,507,000
                                                                     ----------     -----------
DEFERRED TAX LIABILITY (ALLOCATED TO EXTRAORDINARY GAIN):
  Gain on discharge of prepetition liabilities....................    7,511,000             -0-
                                                                     ----------     -----------
                                                                      7,511,000             -0-
                                                                     ----------     -----------
  Valuation allowance for deferred tax assets.....................   (1,413,000)     (2,507,000)
                                                                     ----------     -----------
                                                                    $       -0-     $       -0-
                                                                     ==========     ===========

     The reconciliation of the federal statutory income tax to the Company's effective income tax for the years ended April 30 is as follows:

                                                                     1995           1994
                                                                  -----------     --------
    U.S. federal income taxes at statutory rate.................  $(3,845,205)    $141,565
    Losses for which no benefit was provided....................      982,371          -0-
    Change in valuation allowance...............................    2,506,820          -0-
    Reversal of previously established tax asset................      313,039          -0-
    Tax effect of permanent differences.........................       17,035        9,537
    Other.......................................................      (56,150)      20,959
                                                                  -----------     --------
                                                                  $   (82,090)    $172,061
                                                                  ===========     ========

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

     The Company had a net operating loss for the year ended April 30, 1995 of approximately $8,400,000 of which $1,200,000 was carried back to prior years. The Company has filed prior year amended returns to claim the net operating loss carryback which results in refundable income taxes of approximately $287,000.

     At April 30, 1996, the net operating loss carryforward totaled approximately $19,500,000 of which approximately $16,700,000 will be utilized by the Company in its final tax return for the period May 1, 1996 to August 8, 1996 (see Note 11 re: merger into Dynamic International, Ltd.). Based on ownership changes resulting from the reorganization (see Note 11), the balance of the net operating loss carryforward is expected to be limited by the current provisions of Section 382 of the Internal Revenue Code.

5.  COMMITMENTS AND CONTINGENCIES

  a. Capital Leases

     The Company is the lessee of equipment under capital leases expiring in various years through 1998.

     In September 1995, the lessor of the Company's capital leases agreed to forgive the balance of the unpaid lease payments through September 1995 and to accept 60% of the remaining balance of the lease payments. As a result, the Company recognized $77,403 of income on the adjustment of the lease term. Such income is included in other income.

     Minimum future lease payments due under the revised capital leases in the aggregate are as follows:

                              YEAR ENDING APRIL 30,
                --------------------------------------------------
                     1997.........................................  $ 54,943
                     1998.........................................    28,654
                                                                    --------
                                                                    $ 83,597
                Less: interest portion............................   (10,901)
                                                                    --------
                                                                    $ 72,696
                                                                    ========

  b. Operating Leases

     Prior to August, 1995 the Company occupied space for its sales, executive offices, assembly and storage facilities under long term operating leases expiring August 1998. The leases provided for additional payments for insurance, taxes and other charges related to the premises. As part of the bankruptcy proceeding, the Company was discharged of the obligations of the leases. In October 1995 the Company relocated its premises, where the Company is charged warehousing fees and administration fees based on sales volume (see Note 6).

     Rent expense for the years ended April 30, 1996, 1995, and 1994 was $341,427, $583,596, and $435,209, respectively.

  c. Royalty Obligations

     The Company has entered into various royalty, licensing, and commission agreements for products sold by the Company. These agreements provide for minimum payments and a percentage of specific product sales, over a period of one to eight years. Royalty expense for the years ended April 30, 1996, 1995, and 1994 was approximately $275,000, $779,000, and $524,000, respectively.

  d. Defined Benefit Pension Plan

     On September 26, 1996, the Defined Benefit Employees Retirement Plan was terminated under a distress termination approved by the United States Bankruptcy Court. The defined benefit pension obligation prior to

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY the termination was $860,945. As part of the bankruptcy proceeding, the obligation was settled for $38,743 resulting in a gain of $822,202 which is reflected in the extraordinary gain on discharge of prepetition liabilities.

  e. 401(k) Plan

     On January 1, 1990, the Company adopted a 401(k) plan. The plan covers all eligible employees. Eligible employees may contribute from 1% to 15% of their salaries subject to the statutory maximum of $9,240 for the 1995 and 1994 calendar years. The plan also provided matching contributions by the Company of 25% of the employees' contributions to a maximum contribution of 1% of the employees' salaries. On May 31, 1996, the plan's summary plan description was modified to make matching contributions discretionary. No matching contributions will be made by the Company for the 1996 calendar year.

     The 401(K) expense amounted to $2,600, $9,460 and $6,260 for the years ended April 30, 1996, 1995 and 1994, respectively.

  f. Union Pension Plan

     Certain union employees participate in a multiemployer retirement plan sponsored by their union. The Company is required to pay seven cents ($.07) per hour per employee to the plan. Pension expense for the union employees for the years ended April 30, 1996, 1995, and 1994 was $3,745, $1,680, and $3,957,
respectively. The data available from administrators of the multiemployer plan is not sufficient to determine the accumulated benefit obligation, nor the net assets attributable to the multiemployer plan in which Company employees participate. As of October 1995, the Company no longer has any union employees.

  g. Litigation

     In the normal course of its operations, the Company has been named as a defendant in several product liability lawsuits that in the opinion of management are not material and are substantially covered by the Company's product liability insurance.

6.  RELATED PARTY TRANSACTIONS

     The Company has an agreement with an entity ("Related Party") owned by a major shareholder whereby the entity agreed to provide warehousing and general administrative services to the Company. The agreement is for a period of two years with automatic year to year renewals.

     The monthly fee for the warehousing services is 3% of monthly sales. The fee for general administrative services is payable monthly and is based on annual sales in percentages ranging from 3% to 4% of invoiced sales. Total warehousing and administrative expenses charged to operations for the year ended April 30, 1996 were approximately $164,000.

     The Related Party also purchases inventory for the Company and charges the Company for the invoiced amount of the inventory.

     Interest is chargeable at an annual rate of prime plus 3% of the balance owing on inventory purchases, warehousing fees, and general administrative fees and is payable monthly. Total interest charged on such balances was $115,004 for fiscal 1996.

     At April 30, 1996, the balance owed to the Related Party was $2,129,893 and is included in accounts payable and accrued expenses.

     The Company also has loans outstanding with the Related Party totaling $557,000 at April 30, 1996. The loan is secured by all of the Company's assets. Interest at Citibank prime rate plus three percent is payable

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY monthly. The prime rate used in fiscal 1996 was 8.5 percent. Interest charged to operations for the year ended April 30, 1996 was $19,924.

7.  MAJOR CUSTOMERS

     During the year ended April 30, 1996, sales to three major customers were approximately 19%, 18%, and 14% ($1,359,000, $1,287,000, and $1,001,000,
respectively) of the Company's net sales. During the year ended April 30, 1995, sales to two major customers were approximately 26% and 14% ($8,459,000 and $4,555,000, respectively) of the Company's net sales. During the year ended April 30, 1994, sales to three major customers were 16%, 16% and 10% ($4,720,000, $4,719,000 and $2,950,000, respectively) of the Company's net sales. The Company sells a limited amount to foreign customers. There were no material receivables subject to foreign currency fluctuations.

8.  CREDIT RISK/FINANCIAL INSTRUMENTS

     Due to the nature of its business and the volume of sales activity, the Company's cash balance occasionally exceeds the $100,000 protection of FDIC insurance. At April 30, 1996 and 1995, such excess balances totaled approximately $207,000 and $398,000, respectively.

     The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company provides credit to customers under standard terms without requiring collateral.

     The carrying amounts of short-term debt reported in the balance sheets approximate fair value. The fair value of the Company's long-term debt (including the current portion) also approximates its carrying amount in the balance sheets based on the rates currently available to the Company for similar debt with similar terms.

9.  AUTHORITATIVE PRONOUNCEMENTS

     a. The Financial Accounting Standard Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", in March of 1995. SFAS No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. The Company adopted SFAS 121 on May 1, 1996. In light of the reorganization as discussed in Note 11, the Company expects to recover the carrying amount of its long-lived assets and adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

     b. The FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" in June of 1996. SFAS No. 125 provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities. SFAS No. 125 is effective for financial statements issued for fiscal years occurring after December 31, 1996 and is to be applied prospectively. SFAS No. 125 is not expected to have an impact on the Company.

     c. The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure" in February 1997.

     SFAS No. 129 does not change any previous disclosure requirements, but rather consolidates existing disclosure requirements for ease of retrieval.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

     SFAS No. 128 simplifies the earnings per share (EPS) calculations required by Accounting Principles Board (APB) Opinion No. 15, and related interpretations, by replacing the presentation of primary EPS with a presentation of basic EPS. SFAS No. 128 requires dual presentation of basic and diluted EPS by entities with complex capital structures. Basic EPS includes no dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution of securities that could share in the earnings of an entity similar to the fully diluted EPS of APB Opinion No. 15. SFAS No. 128 is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted. The Company expects that adoption of SFAS No. 128 will not have a material impact on the financial statements.

10.  SIGNIFICANT RISKS AND UNCERTAINTIES

     a. The Company's exercise products compete with products marketed and sold by a number of companies. The Company's main competitors in this area possess far greater financial and other resources, including sales forces, than the Company. However, the Company believes that as a result of its ability to use trademark names for which it pays royalties, it will be able to retain its share of the market. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

     The Company's luggage products compete with products designed by a number of the largest companies in the industry. The Company believes that because of its concentration on the upscale lifestyle and more specialized leisure market that are associated with its use of trademark names, the Company will be able to continue to grow its luggage business. Nevertheless, there can be no assurance that the Company will be able to effectively compete with these companies as well as with other smaller entities.

     b. Most of the Company's exercise products are purchased from Philippines, Korea, and Taiwan. The Company believes that, if necessary, it will be able to obtain its products from firms located in other countries at little, if any, additional expense. As a consequence, the Company believes that an interruption in deliveries by a manufacturer located in a particular country will not have a material adverse impact on the business of the Company. Nevertheless, because of political instability in a number of the supply countries, occasional import quotas and other restrictions on trade or otherwise, there can be no assurance that the Company will at all times have access to a sufficient supply of merchandise.

11.  REORGANIZATION AND MANAGEMENT PLAN

     In 1994, the Company added a new line of products consisting primarily of treadmills and ski machines. Initially, the Company was successful in marketing these products. However, due to defective products delivered by the Company's manufacturers, primarily located in the People's Republic of China, the Company was forced to allow substantial returns by its customers. Although, pursuant to a written agreement, the manufacturers acknowledged the defects and agreed to pay for returns and to provide replacement goods at no cost, they breached this agreement soon thereafter. For the year ended April 30, 1996, the Company suffered significant losses in the amount of approximately $3,700,000 from its venture into this line of business.

     On August 23, 1995 the Company filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. A Plan of reorganization was filed by the Company on October 30, 1995 and subsequently amended and modified on February 22, 1996. On April 5, 1996, the creditors voted to accept the amended and modified plan (the "Plan") and on May 23, 1996, the court confirmed the Plan. The Plan was substantially consummated in August, 1996. For accounting purposes, the Company assumed that the plan was consummated on July 31, 1996.

     As contemplated by the Plan, a new company, Dynamic International, Ltd. was formed on July 29, 1996. On August 8, 1996, the Company merged into Dynamic International, Ltd. The capital structure and the

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY balance sheet of the combined entity immediately after the merger were substantially the same as those of the Company prior to the merger. The "new common stock" as referred to below is the common stock of Dynamic International, Ltd.

     Chapter 11 claims filed against the Company and subsequently allowed in the bankruptcy proceeding totaled approximately $17.2 million. The Plan discharged such claims through distributions of cash of approximately $515,000 and issuance of shares of new common stock. The cash distributions were paid in August 1996. A total of 15,993,991 shares of new common stock were issued on July 25, 1996 out of which 14,880,000 shares were issued to one secured creditor (see Note 3), 800,000 shares were issued to unsecured creditors, and 313,991 shares were issued to the reconfirmation common stock equity interest holders.

     The discharge of claims has been reflected in the April 30, 1996 financial statements. The stock distribution value is based on the reorganization value of the Company determined by projecting cash flows over an eleven year period and discounting such cash flows at a cost of capital rate of 11.5%. Cash distributions and the estimated stock distribution value totaling $531,561 has been recorded as other liabilities as of April 30, 1996. The gain of approximately $16.7 million resulting from the excess of the allowed claims over the total value of the cash and the common stock distributed to the secured and unsecured creditors has been recorded as an extraordinary gain for the year ended April 30, 1996.

     The eleven year cash flow projection was based on estimates and assumptions about circumstances and events that have not yet taken place. Such estimates and assumptions are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Company, including, but not limited to those with respect to the future courses of the Company's business activity. Accordingly, there will usually be differences between projections and actual results because events and circumstances frequently do not occur as expected, and those differences may be material.

     As part of the reorganization, the Company will continue to sell hand exercise, light exercise equipment and luggage and sports bags, all of which have a proven market acceptance. Management believes it can increase revenues by increasing its focus on direct response marketing. Therefore, it intends to develop plans to use infomercials to market these products. Management believes these increased marketing efforts, adequate financing through its related entity, Achim Importing, discontinuance of the unprofitable products, and sustainable gross profit percentages, can be effectively implemented within the next twelve months.

     The Company adopted "fresh-start reporting" in accordance with Statement of Position ("SOP") 90-7 issued by the American Institute of Certified Public Accountants on July 31, 1996. SOP 90-7 calls for the adoption of "fresh-start reporting" if the reorganization value of the emerging entity immediately before the date of confirmation is less that the total of all postpetitition and allowed claims, and if holders of existing voting shares immediately before confirmation receive less that 50 percent of the voting shares of the emerging entity, both conditions of which were satisfied by the Company.

     Under fresh-start accounting, all assets and liabilities are restated to reflect their reorganization value, which approximates fair value at date of reorganization. In addition the accumulated deficit of the predecessor company at July 31, 1996 totaling $710,986 was eliminated, and at August 1, 1996 the reorganized company's financial statements reflected no beginning retained earnings or deficit. The reorganization value in excess of amounts allocable to identifiable assets is being amortized over an eleven year period on the straight line method. Amortization expense for the six months ended January 31, 1997 was $2,822.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

     The following is a proforma balance sheet of the reorganized Company based on the projected discounted cash flows as discussed above:




                                                                                           REORGANIZED
                                               BALANCE                                       COMPANY
                                                SHEET           STOCK         FRESH       -------------
                                            JULY 31, 1996     EXCHANGE        START       JULY 31, 1996
                                            -------------     ---------     ---------     -------------
                                             (UNAUDITED)
Current Assets:
  Cash....................................   $     4,951                                   $     4,951
  Accounts receivable, net................     1,412,931                                     1,412,931
  Inventory...............................     1,910,525                                     1,910,525
  Prepaid & refundable income taxes.......       291,959                                       291,959
  Other assets............................       328,029                                       328,029
                                              ----------                                    ----------
          Total Current Assets............     3,948,395                                     3,948,395
Fixed assets, net.........................       203,863                                       203,863
Other Assets..............................        56,848                                        56,848
Reorganization value in excess of amounts
  allocable to Identifiable assets........                                    124,154          124,154
                                              ----------                    ---------       ----------
          Total Assets....................   $ 4,209,106                    $ 124,154      $ 4,333,260
                                              ==========                    =========       ==========
Current liabilities:
  Loans Payable -- MG.....................       593,670                                       593,670
  Loans Payable -- Trade..................        62,020                                        62,020
  Accounts payable and accrued expenses...     3,604,440                                     3,604,440
  Capital Lease Obligations...............        32,226                                        32,226
  Other current liabilities...............        15,923        (15,923)                             0
                                              ----------      ---------     ---------       ----------
          Total Current Liabilities.......     4,308,279        (15,923)            0        4,292,356
                                              ----------      ---------     ---------       ----------
Other liabilities.........................        21,578                                        21,578
                                              ----------      ---------                     ----------
Common stock, par value...................        17,444        (17,444)                        15,994
                                                                 15,994
Additional paid in capital................       590,291       (590,291)     (586,832)           3,335
                                                                590,167
Accumulated deficit.......................      (710,986)                     710,986                0
                                              ----------      ---------     ---------       ----------
                                                (103,251)        (1,574)      124,154           19,329
Less: Treasury stock......................       (17,500)        17,497                             (3)
                                              ----------      ---------     ---------       ----------
          Total Equity....................      (120,751)        15,923       124,154           19,326
                                              ----------      ---------     ---------       ----------
Total Liabilities and Equity..............   $ 4,209,106      $       0     $ 124,154      $ 4,333,260
                                              ==========      =========     =========       ==========

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

12.  SUBSEQUENT EVENTS (UNAUDITED)

  a. Public Offering

     The Company is offering for public sale 1,200,000 units, each consisting of one share of common stock, one Class A Warrant and one Class B Warrant at $5.00 per unit. Although no assurance can be given that the sale will be successful, the Company intends to utilize the net proceeds of approximately $5,100,000 for the repayment of current debt, purchase of inventory, general corporate services, and working capital.

     Simultaneous with the public offering, the Company intends to declare a one for five reverse stock split. All share data for the reorganized company has been adjusted for the split.

  b. Note Payable

     On August 30, 1996, certain payables to a related party (see Note 6) plus accrued interest totaling $1,205,109 were formalized into a promissory note. Payments of principal and interest are to be made in 24 equal monthly installments beginning September 5, 1996. The interest rate is the Citibank Prime Rate plus one percent (approximately 9.25%). As of January 31, 1997, the Company was in default in the amount of $274,273 consisting of principal and interest. The note holder has agreed to defer the arrearage to June 1997, at which time the Company anticipates making the monthly payments when due.

  c. Earn Out Agreement

     In March 1997 the Company entered into an agreement with Marton Grossman, the Company's chairman and president which provides for the issuance to Mr. Grossman an aggregate 2,000,000 shares of common stock if the Company reaches certain earning criteria as follows:

                                                     EARNINGS BEFORE     SHARES TO
                            YEAR ENDING                INCOME TAX        BE ISSUED
                -----------------------------------  ---------------     ----------
                April 30, 1998.....................    $   500,000          400,000
                April 30, 1999.....................    $ 1,000,000          600,000
                April 30, 2000.....................    $ 1,500,000        1,000,000

     If the earning criteria is not met in any one of the above years but is cumulatively met in the subsequent year then the number of shares to be issued will be the cumulative number of shares at that year end.

     Issuance of the shares will result in compensation expense to the Company.

  d. Consulting Agreement

     The Company anticipates entering into a three year consulting agreement with the underwriter to provide financial consulting services for a fee of $20,000.

  e. Underwriter's Purchase Warrants

     As part of the consideration of its services in connection with the registration statement, the Company has agreed to issue to the underwriter, for nominal consideration, warrants to purchase up to 120,000 units at an exercise price of $8.25 per unit for a period of five years. The Class A Warrants and Class B Warrants underlying the units included in the underwriter's warrants will be exercisable at a price of $9.90 and $16.50 per share, respectively, or 165% of the then exercise price of the warrants offered to the public, for a period of five years commencing with the closing of the registration statement. The non-cash cost of such warrants representing a cost of raising capital will be recorded as a charge and credit to stockholders' equity when the warrants are issued.

                   DYNAMIC INTERNATIONAL, LTD. AND SUBSIDIARY

  f. Underwriter Option

     The Company has granted the underwriter an option exercisable for 45 days from the registration statement to purchase up to 180,000 units at the public offering price less the underwriting discounts.

13.  UNAUDITED INTERIM FINANCIAL STATEMENTS

     The financial statements as of January 31, 1997 and 1996, July 31, 1996,the nine months ended January 31, 1997 and 1996, and for the three months ended July 31, 1996 are unaudited; however in the opinion of management all adjustments necessary for a fair presentation of the financial statements for the interim periods have been made. The results of the interim period are not necessarily indicative of the results to be obtained for a full fiscal year.

                          INDEPENDENT AUDITOR'S REPORT
                            ON SUPPLEMENTAL SCHEDULE


To the Board of Directors and Shareholders
Dynamic International, Ltd.

Our report on the consolidated financial statements of Dynamic International, Ltd. and its subsidiary as of April 30, 1996 and for the year then ended is included on page F-1 of this form 10-K. In connection with our audit of such financial statements, we have also audited the related accompanying financial statement Schedule II-Valuation and Qualifying Accounts for the year ended April 30, 1996.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.



                                        Moore Stephens, P.C.
                                        Certified Public Accountants


New York, New York
August 30, 1996

             INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTAL SCHEDULE

Board of Directors
Dynamic Classics, Ltd.

     Our report on the consolidated financial statements of Dynamic Classics, Ltd. and Subsidiary as of April 30, 1995 and for each of the two fiscal years in the period ended April 30, 1995 is included on page F-2 of this form 10-K. In connection with our audits of such financial statements, we have also audited the related accompanying financial statement Schedule II -- Valuation and Qualifying Accounts for the years ended April 30, 1995 and 1994.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

                                          Hoberman, Miller & Co., P.C.

June 26, 1996

                     DYNAMIC CLASSICS, LTD. AND SUBSIDIARY

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                                           REORGANIZED  PREDECESSOR
                                           COMPANY      COMPANY
                                           --------     --------
                                                                         PREDECESSOR COMPANY
                                                  FOR THE          -------------------------------
                                             NINE MONTHS ENDED
                                                JANUARY 31,         FOR THE YEARS ENDED APRIL 30,
                                           ---------------------   -------------------------------
                                             1997         1996       1996       1995        1994
                                           --------     --------   --------   ---------   --------
                                                (UNAUDITED)
Allowance for doubtful accounts
  balance -- beginning...................  $167,000     $     --   $     --   $ 578,119   $417,760
Additions charged to income..............        --           --    167,000          --    156,665
Recovery of uncollectible
  accounts -- net........................        --           --         --          --      3,694
Writeoffs of uncollectible amounts.......        --           --         --    (578,119)        --
                                           --------     --------   --------   ---------   --------
Allowance for doubtful accounts
  balance -- ending......................  $167,000     $     --   $167,000   $      --   $578,119
                                           ========     ========   ========   =========   ========

                                                                     REORGANIZED
                                                                       COMPANY
                                                                     ------------
                                                                       FOR THE
                                                                        THREE
                                                                     MONTHS ENDED
                                                                       JULY 31,
                                                                         1996
                                                                     ------------
                                                                     (UNAUDITED)
            Allowance for doubtful accounts balance -- beginning...    $167,000
            Additions charged to income............................          --
            Recovery of uncollectible accounts -- net..............          --
            Writeoffs of uncollectible amounts.....................          --
                                                                       --------
            Allowance for doubtful accounts balance -- ending......    $167,000
                                                                       ========

                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the use in this Information Statement of Dynamic International, Ltd. of our report dated August 30, 1996.

/s/ Moore Stephens, P.C.
------------------------
Moore Stephens, P.C.

New York, New York
April 16, 1997

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Schedule 14C Information Statement of Dynamic International Ltd. (formerly Dynamic Classics, Ltd.), of our report dated June 26, 1996 on the consolidated financial statements of Dynamic Classics, Ltd. and Subsidiary contained in this Information Statement.

                        /s/ Hoberman, Miller, Goldstein & Lesser, P.C.
                        ----------------------------------------------
                        HOBERMAN, MILLER, GOLDSTEIN & LESSER, P.C.


New York, New York
April 15, 1997